                                                                  Exhibit: 3.2FD
                [FILED
          IN THE OFFICE OF THE
       SECRETARY OF STATE OF THE
           STATE OF NEVADA

               APR 24 1997

              No. C15272-96
             /s/ Dean Heller
    DEAN HELLER, SECRETARY OF STATE]

                            CERTIFICATE OF AMENDMENT
                                       OF
                               FUNDEX GAMES, LTD.


     FIRST.    Fundex Games, Ltd. is a duly organized Nevada corporation
("Corporation").

     SECOND.   The Board of Directors of the Corporation deems it to be
advisable and in the best interests of the Corporation to amend and restate in its entirety Article THIRD of the Corporation's Articles of Incorporation to eliminate the class of Preferred Stock which the Corporation is authorized to issue.

     THIRD.    Article THIRD of the Corporation's Articles of Incorporation is
hereby amended and restated in its entirety to be and read as follows:

     THIRD.

     Section 3.1 - Shares. The total number of shares of all classes of stock which the corporation is authorized to issue is Eight Million (8,000,000) shares of Common Stock, $0.001 par value per share ("Common Stock").

     Section 3.2 - Common Stock. The Common Stock shall have the rights, privileges and limitations of common stock generally under the laws of the State of Nevada. Each share of Common Stock shall be entitled to one vote on each matter coming before the stockholders, including, but not limited to, the right to vote for directors.

     FOURTH.   The aforesaid amendment was duly adopted on March 4, 1997, by the Stockholders in accordance with the provisions of the Nevada General Corporation Law. The number of Stockholders voting for the aforesaid amendment was 1,225,000. The number of Stockholders voting against the aforesaid amendment was 0.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name by Carl E. Voigt, IV, President, this 5th day of March, 1997.



                                             FUNDEX GAMES, LTD.


                                         By: /s/ Carl E. Voigt, IV
                                             -------------------------------
                                             Carl E. Voigt, IV, President


STATE OF ILLINOIS   )
                    )    SS.
COUNTY OF COOK      )


     On this 5th day of March, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, Carl E. Voigt, IV known to me to be the person described in and who executed the foregoing Certificate of Amendment, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          WITNESS my hand and official seal, the day and year first above written.


                                             /s/ Mitchell Roth
                                             -------------------------------
                                             Notary Public


       [Official Seal of Mitchell Roth]

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed in its name by Carl E. Voigt, III, Secretary, this 5th day of March, 1997.



                                             FUNDEX GAMES, LTD.


                                         By: /s/ Carl E. Voigt, III
                                             -------------------------------
                                             Carl E. Voigt, III, Secretary


STATE OF ILLINOIS   )
                    )    SS.
COUNTY OF COOK      )


     On this 5th day of March, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, Carl E. Voigt, III known to me to be the person described in and who executed the foregoing Certificate of Amendment, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          WITNESS my hand and official seal, the day and year first above written.


                                             /s/ Mitchell Roth
                                             -------------------------------
                                             Notary Public


       [Official Seal of Mitchell Roth]